EXHIBIT 23.3
CONSENT OF COUTRET AND ASSOCIATES, INC.
     We consent to the incorporation by reference into this Registration Statement on Form S-3 of Goodrich Petroleum Corporation filed November 7, 2005 of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties — Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

COUTRET AND ASSOCIATES, INC.
By	/s/ Robert J. McGowen
President

Shreveport, Louisiana
November 7, 2005